UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2012

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50682	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 6700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2012, the Board of Directors (the “Board”) of Halcón Resources Corporation (“Halcón”) approved the following items relating to compensatory arrangements with certain executive officers and non-employee directors of the Board: (1) an increase to the annual base salary of Halcón’s Chief Executive Officer and President, Floyd C. Wilson, from $550,000 to $600,000, (2) an increase to the annual base salary of Halcón’s Executive Vice President, Chief Financial Officer and Treasurer, Mark J. Mize, from $300,000 to $350,000, (3) the adoption of a new non-employee director compensation plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference, (4) a new stock ownership guidelines policy, which is attached hereto as Exhibit 10.2 and incorporated herein by reference, and (5) subject to stockholder approval at the next annual meeting of stockholders, an increase in the number of shares reserved for issuance pursuant to the Company’s 2006 Long Term Incentive Plan from 3.7 million shares to 10.0 million shares and an extension of the term of such plan for a period of ten years from the date of such annual stockholders’ meeting, along with minor modifications to various provisions of the plan.

The Compensation Committee of the Board, which is composed solely of “independent directors” within the meaning of NASDAQ Rule 5605(a)(2), recommended each of the items above to the Board for approval after consultation with an independent third party compensation consulting firm. With respect to Items 1 through 3 above, the Compensation Committee considered reports on executive compensation and director compensation provided by the independent third party compensation consulting firm that included an analysis of compensation arrangements with executives and directors in Halcón’s compensation peer group, as well as recommendations based on these analyses. The salary increases reflect the Compensation Committee’s determination of base salaries that are competitive with Halcón’s market capitalization and peer group and are consistent with the compensation objectives and principles of the Company to recruit, motivate and retain talented executives to manage and grow the Company’s business and achieve its business objectives.

Item 8.01.	Other Events.

On March 2, 2012, the Board approved a new Audit Committee Charter upon the recommendation of the Audit Committee of the Board, and, upon the recommendation of the Compensation Committee, the Board also approved and adopted a new Compensation Committee Charter. On March 6, 2012, Halcón posted copies of the new charters on its website under the heading “Investor Relations – Corporate Governance”. Halcón’s website can be found at http://www.halconresources.com. References to our website address do not constitute incorporation by reference of the information contained on our website and should not be considered part of this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Compensation Plan for Non-Employee Directors

10.2	Stock Ownership Guidelines Policy

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

March 7, 2012	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer